Exhibit 99.1

FOR IMMEDIATE RELEASE

POOL CORPORATION REPORTS THIRD QUARTER RESULTS

Highlights for the quarter include:

●	Sales growth of 6%, including 3% from base business
●	15% increase in operating income
●	Diluted EPS of $0.45 for the quarter and $1.38 year to date
______________________

COVINGTON, LA. (October 21, 2010) – Pool Corporation (NASDAQ/GSM:POOL) today reported results for the third quarter of 2010.

“Our third quarter results solidify our belief that the recent industry downturn has largely subsided.  With the second and third quarters representing close to 70% of our annual net sales, our sales growth for this period in 2010 not only drove the improvement in our year to date gross profit but also serves as a measure of the overall health of the industry.  The ability to leverage our current infrastructure to support top line growth also contributed to our improved profitability for both the quarter and year to date periods.  As we emerge from a transitional and successful 2010 season, we are excited about the momentum provided by our return to earnings growth, continued improvements in working capital management and another season of strong cash flow generation,” said Manuel Perez de la Mesa, President and CEO.

Net sales for the quarter ended September 30, 2010 increased 6% to $455.0 million, compared to $430.1 million in the third quarter of 2009.  Base business sales were up 3% due to market share gains including sales for expanded product offerings such as replacement parts and tile, the benefit of favorable weather conditions, except on the West Coast, and higher discretionary purchases by consumers.  Base business sales growth for the quarter includes increases in many markets and most product categories on the swimming pool side of the business, although sales declined on the irrigation side of the business due to continued weakness in construction markets.

Gross profit for the third quarter of 2010 increased 6% to $130.9 million from $123.4 million in the comparable 2009 period.  Gross profit as a percentage of net sales (gross margin) increased to 28.8% for the third quarter of 2010 compared to 28.7% for the third quarter of 2009.

Selling and administrative expenses (operating expenses) increased 3% to $93.8 million in the third quarter of 2010 from $91.3 million in the third quarter of 2009 due primarily to the impact from recent acquisitions.  Base business operating expenses were essentially flat compared to the third quarter of 2009, with a $2.9 million increase in incentive costs offset by decreases in bad debt expense, facility lease costs and other expenses.

Operating income increased 15% to $37.0 million from $32.1 million in the comparable 2009 period.  Operating income as a percentage of net sales (operating margin) increased to 8.1% for the current quarter, compared to 7.5% for the third quarter of 2009.  Interest expense, net declined $2.1 million compared to the third quarter of 2009 due to a 35% decrease in interest expense and a $1.1 million increase in foreign currency transaction gains.  The decrease in interest expense was driven by a $49.6 million decline in average debt outstanding.

The Company no longer has an equity interest in Latham Acquisition Corporation (LAC) and has not recognized any impact related to LAC’s 2010 results.  In the third quarter of 2009, the Company recognized a total equity loss of $27.3 million for LAC, which consisted of a $26.5 million equity loss related to its pro rata share of LAC’s non-cash goodwill and other intangible asset impairment charge and $0.8 million for its share of LAC’s loss from ongoing operations for July and August 2009.

Earnings per share was $0.45 per diluted share on net income of $22.8 million for the third quarter of 2010, compared to a loss of $0.19 per diluted share on a net loss of $9.3 million for the third quarter of 2009.  This represents a 29% increase over third quarter 2009 adjusted earnings per diluted share of $0.35 on adjusted net income of $17.2 million, which excludes the impact of LAC’s non-cash impairment charge.  (See the reconciliation of non-GAAP to GAAP measures in the addendum to this release)

Net sales for the nine months ended September 30, 2010 increased 5% to $1,372.3 million from $1,308.8 million in the comparable 2009 period.  Base business sales increased 2% in the first nine months of 2010 compared to the same period in 2009.  Gross margin decreased 20 basis points to 29.0% in the first nine months of 2010 from 29.2% for the same period last year.

Operating income for the first nine months of 2010 increased 7% to $118.0 million compared to $110.2 million in the same period last year.  Operating margin increased to 8.6% for the first nine months of 2010 compared to 8.4% for the first nine months of 2009.  Interest expense, net declined $4.3 million in the first nine months of 2010 compared to the same period in 2009.  In the first nine months of 2009, equity losses in unconsolidated investments, net included $28.7 million related to the Company’s former equity investment in LAC.

Earnings per share for the first nine months of 2010 was $1.38 per diluted share on net income of $69.4 million, compared to $0.67 per diluted share on net income of $32.8 million in the comparable 2009 period.  This is a 14% increase over adjusted earnings per diluted share for the nine months ended September 30, 2009 of $1.21 on adjusted net income of $59.3 million, which excludes the impact of LAC’s non-cash impairment charge in the third quarter of 2009.  (See the reconciliation of non-GAAP to GAAP measures in the addendum to this release)

On the balance sheet, total net receivables increased 4% compared to September 30, 2009.  This includes a 7% increase attributed to sales from recent acquisitions and higher vendor rebate receivables, partially offset by a decrease in net trade receivables from base business sales.  While base business sales increased, the related net trade receivable balance declined due to significant improvements in customer collections.  Inventory levels declined 4% to $306.6 million at September 30, 2010 compared to September 30, 2009, but were down 7% excluding recent acquisitions.  Total debt outstanding at September 30, 2010 was $231.2 million, down from $273.3 million at September 30, 2009.

Cash provided by operations was $65.2 million in the first nine months of 2010.  This is down from the record level of cash provided by operations in the first nine months of 2009, which benefitted from an 8% year over year reduction in inventory levels as of September 30, 2009.  Adjusted EBITDA (as defined in the addendum to this release) was $43.3 million in the third quarter of 2010 compared to $36.9 million in the third quarter of 2009, and was $133.7 million for the nine months ended September 30, 2010 compared to $123.3 million for the nine months ended September 30, 2009.

“Based on our results through the third quarter and our expectations for the seasonally slow fourth quarter, we remain comfortable with our current 2010 earnings guidance of $1.10 to $1.15 per diluted share,” said Perez de la Mesa. “Looking beyond 2010, we still believe there is potential for a significant sales recovery due to the build-up of deferred replacement and retrofit activity and our expectation for gradually normalized new pool and irrigation construction levels.  While current economic trends indicate that consumer spending may rebound more slowly than originally anticipated and that construction activities will likely remain near current depressed levels through 2011, we are poised to take advantage of both the eventual market recovery and the inherent long-term growth opportunities in our industry.”

POOLCORP is the largest wholesale distributor of swimming pool and related backyard products. Currently, POOLCORP operates 289 sales centers in North America and Europe, through which it distributes more than 160,000 national brand and private label products to roughly 80,000 wholesale customers.  For more information, please visit www.poolcorp.com.

This news release includes “forward-looking” statements that involve risk and uncertainties that are generally identifiable through the use of words such as “believe,” “expect,” “intend,” “plan,” “estimate,” “project” and similar expressions and include projections of earnings.  The forward-looking statements in this release are made pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995.  Forward-looking statements speak only as of the date of this release, and we undertake no obligation to update or revise such statements to reflect new circumstances or unanticipated events as they occur.  Actual results may differ materially due to a variety of factors, including the sensitivity of our business to weather conditions, changes in the economy and the housing market, our ability to maintain favorable relationships with suppliers and manufacturers, competition from other leisure product alternatives and mass merchants and other risks detailed in POOLCORP’s Form 10-Q for the quarter ended June 30, 2010 filed with the Securities and Exchange Commission.

CONTACT:

  Craig K. Hubbard
  985.801.5117
  craig.hubbard@poolcorp.com

POOL CORPORATION
Consolidated Statements of Income
(Unaudited)
(In thousands, except per share data)

	Three Months Ended		Nine Months Ended
	September 30,		September 30,
	2010	2009	2010	2009

Net sales	$455,020	$430,054	$1,372,320	$1,308,762
Cost of sales	324,151	306,660	974,625	926,107
Gross profit	130,869	123,394	397,695	382,655
Percent	28.8%	28.7%	29.0%	29.2%

Selling and administrative expenses	93,822	91,252	279,667	272,439
Operating income	37,047	32,142	118,028	110,216
Percent	8.1%	7.5%	8.6%	8.4%

Interest expense, net	376	2,504	4,658	8,981
Income before income taxes and equity earnings (losses)	36,671	29,638	113,370	101,235
Provision for income taxes	13,902	11,648	44,044	39,786
Equity earnings (losses) in unconsolidated investments, net	15	(27,312)	117	(28,641)
Net income (loss)	$22,784	$(9,322)	$69,443	$32,808

Earnings (loss) per share:
Basic	$0.46	$(0.19)	$1.40	$0.68
Diluted	$0.45	$(0.19)	$1.38	$0.67
Weighted average shares outstanding:
Basic	49,615	48,799	49,442	48,543
Diluted	50,168	48,799	50,160	48,863

Cash dividends declared per common share	$0.13	$0.13	$0.39	$0.39

POOL CORPORATION
Condensed Consolidated Balance Sheets
(Unaudited)
(In thousands)

	September 30,	September 30,	Change
	2010	2009	$	%

Assets
Current assets:
Cash and cash equivalents	$32,561	$30,442	$2,119	7%
Receivables, net	155,252	149,733	5,519	4
Product inventories, net	306,609	318,177	(11,568)	(4)
Prepaid expenses and other current assets	6,915	6,622	293	4
Deferred income taxes	10,662	11,904	(1,242)	(10)
Total current assets	511,999	516,878	(4,879)	(1)

Property and equipment, net	31,328	32,158	(830)	(3)
Goodwill	178,087	170,291	7,796	5
Other intangible assets, net	13,353	12,058	1,295	11
Equity interest investments	978	978	-	-
Other assets, net	29,304	28,596	708	2
Total assets	$765,049	$760,959	$4,090	1%

Liabilities and stockholders’ equity
Current liabilities:
Accounts payable	$127,995	$137,761	$(9,766)	(7)%
Accrued expenses and other current liabilities	66,214	54,016	12,198	23
Current portion of long-term debt and other long-term liabilities	12,193	37,669	(25,476)	(68)
Total current liabilities	206,402	229,446	(23,044)	(10)

Deferred income taxes	22,178	19,391	2,787	14
Long-term debt	219,200	235,800	(16,600)	(7)
Other long-term liabilities	7,004	6,514	490	8
Total liabilities	454,784	491,151	(36,367)	(7)
Total stockholders’ equity	310,265	269,808	40,457	15
Total liabilities and stockholders’ equity	$765,049	$760,959	$4,090	1%
          __________________

1.	The allowance for doubtful accounts was $7.3 million at September 30, 2010 and $12.2 million at September 30, 2009.

2.	The inventory reserve was $7.4 million at September 30, 2010 and $7.5 million at September 30, 2009.

POOL CORPORATION
Condensed Consolidated Statements of Cash Flows
(Unaudited)
(In thousands)

	Nine Months Ended
	September 30,
	2010	2009	Change
Operating activities
Net income	$69,443	$32,808	$36,635
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation	6,732	6,764	(32)
Amortization	1,827	1,872	(45)
Share-based compensation	5,912	4,708	1,204
Excess tax benefits from share-based compensation	(1,271)	(2,194)	923
Equity (earnings) losses in unconsolidated investments	(117)	30,064	(30,181)
Goodwill impairment	-	310	(310)
Other	(7,673)	(5,471)	(2,202)
Changes in operating assets and liabilities, net of effects of acquisitions:
Receivables	(49,043)	(31,509)	(17,534)
Product inventories	55,482	87,183	(31,701)
Accounts payable	(55,586)	(35,927)	(19,659)
Other current assets and liabilities	39,536	(1,533)	41,069
Net cash provided by operating activities	65,242	87,075	(21,833)

Investing activities
Acquisition of businesses, net of cash acquired	(4,872)	(381)	(4,491)
Purchase of property and equipment, net of sale proceeds	(6,600)	(6,170)	(430)
Net cash used in investing activities	(11,472)	(6,551)	(4,921)

Financing activities
Proceeds from revolving line of credit	370,639	339,037	31,602
Payments on revolving line of credit	(354,668)	(368,237)	13,569
Proceeds from asset-backed financing	-	57,000	(57,000)
Payments on asset-backed financing	-	(77,792)	77,792
Payments on long-term debt and other long-term liabilities	(36,160)	(4,618)	(31,542)
Payments of deferred acquisition consideration	(500)	-	(500)
Payments of deferred financing costs	(145)	(305)	160
Excess tax benefits from share-based compensation	1,271	2,194	(923)
Proceeds from stock issued under share-based compensation plans	4,717	3,926	791
Payments of cash dividends	(19,308)	(18,945)	(363)
Purchases of treasury stock	(1,534)	(1,171)	(363)
Net cash used in financing activities	(35,688)	(68,911)	33,223
Effect of exchange rate changes on cash	(1,364)	3,067	(4,431)
Change in cash and cash equivalents	16,718	14,680	2,038
Cash and cash equivalents at beginning of period	15,843	15,762	81
Cash and cash equivalents at end of period	$32,561	$30,442	$2,119

ADDENDUM

Base Business

The following table breaks out our consolidated results into the base business component and the excluded components (sales centers excluded from base business):

(Unaudited)	Base Business		Excluded		Total
(In thousands)	Three Months Ended		Three Months Ended		Three Months Ended
	September 30,		September 30,		September 30,
	2010	2009	2010	2009	2010	2009
Net sales	$437,402	$426,329	$17,618	$3,725	$455,020	$430,054

Gross profit	126,452	122,503	4,417	891	130,869	123,394
Gross margin	28.9%	28.7%	25.1%	23.9%	28.8%	28.7%

Operating expenses	90,225	90,487	3,597	765	93,822	91,252
Expenses as a % of net sales	20.6%	21.2%	20.4%	20.5%	20.6%	21.2%

Operating income	36,227	32,016	820	126	37,047	32,142
Operating margin	8.3%	7.5%	4.7%	3.4%	8.1%	7.5%

(Unaudited)	Base Business		Excluded		Total
(In thousands)	Nine Months Ended		Nine Months Ended		Nine Months Ended
	September 30,		September 30,		September 30,
	2010	2009	2010	2009	2010	2009
Net sales	$1,322,731	$1,296,951	$49,589	$11,811	$1,372,320	$1,308,762

Gross profit	384,986	379,719	12,709	2,936	397,695	382,655
Gross margin	29.1%	29.3%	25.6%	24.9%	29.0%	29.2%

Operating expenses	268,490	269,653	11,177	2,786	279,667	272,439
Expenses as a % of net sales	20.3%	20.8%	22.5%	23.6%	20.4%	20.8%

Operating income	116,496	110,066	1,532	150	118,028	110,216
Operating margin	8.8%	8.5%	3.1%	1.3%	8.6%	8.4%

We have excluded the following acquisitions from base business for the periods identified:

Acquired	Acquisition Date	Net Sales Centers Acquired	Periods Excluded
Les Produits de Piscine Metrinox	April 2010	2	April–September 2010
General Pool & Spa Supply (GPS) (1)	October 2009	7	January–September 2010
Proplas Plasticos, S.L. (Proplas)	November 2008	0	January–February 2010 and January–February 2009

(1) We acquired 10 GPS sales centers and have consolidated 3 of these with existing sales centers.

We exclude the following sales centers from base business results for a period of 15 months (parenthetical numbers for each category indicate the number of sales centers excluded as of September 30, 2010):

•	acquired sales centers (see table above);
•	existing sales centers consolidated with acquired sales centers (3);
•	closed sales centers (1);
•	consolidated sales centers in cases where we do not expect to maintain the majority of the existing business (0); and
•	sales centers opened in new markets (1).

The table below summarizes the changes in our sales centers in the first nine months of 2010:

December 31, 2009	287
Acquired sales centers	2
New locations (1)	3
Consolidated	(3)
September 30, 2010	289

               (1)  Includes two new sales center locations and one existing centralized shipping location warehouse converted into a sales center location.

We generally allocate corporate overhead expenses to excluded sales centers on the basis of their net sales as a percentage of total net sales.  After 15 months of operations, we include acquired, consolidated and new market sales centers in the base business calculation including the comparative prior year period.

Adjusted Net Income and Adjusted Earnings Per Share

The table below reconciles net income (loss) to adjusted net income and earnings (loss) per diluted share to adjusted earnings per diluted share.  For comparability purposes, the adjusted 2009 amounts exclude a one-time non-cash charge related to our investment in LAC.

(Unaudited)	Three Months Ended		Nine Months Ended
(In thousands, except per share data)	September 30,		September 30,
	2010	2009	2010	2009
Net income (loss)	$22,784	$(9,322)	$69,443	$32,808
Add:
Equity loss related to LAC’s impairment charge	-	26,472	-	26,472
Adjusted net income	$22,784	$17,150	$69,443	$59,280

Earnings (loss) per diluted share	$0.45	$(0.19)	$1.38	$0.67
Add:
Loss per diluted share related to LAC’s impairment charge	-	0.54	-	0.54
Adjusted earnings per diluted share	$0.45	$0.35	$1.38	$1.21

Adjusted EBITDA

We define Adjusted EBITDA as net income or net loss plus interest expense, income taxes, depreciation, amortization, share-based compensation, goodwill and other non-cash impairments and equity earnings or losses in unconsolidated investments, net of income taxes.  Adjusted EBITDA is not a measure of cash flow or liquidity as determined by generally accepted accounting principles (GAAP).  We have included Adjusted EBITDA as a supplemental disclosure because we believe that it is widely used by our investors, industry analysts and others as a useful supplemental liquidity measure in conjunction with cash flows provided by or used in operating activities to help investors understand our ability to provide cash flows to fund growth, service debt and pay dividends as well as compare our cash flow generating capacity from year to year.

We believe Adjusted EBITDA should be considered in addition to, not as a substitute for, operating income or loss, net income or loss, cash flows provided by or used in operating, investing and financing activities or other income statement or cash flow statement line items reported in accordance with GAAP. Other companies may calculate Adjusted EBITDA differently than we do, which may limit its usefulness as a comparative measure.

The table below presents a reconciliation of net income (loss) to Adjusted EBITDA.

(Unaudited)	Three Months Ended		Nine Months Ended
(In thousands)	September 30,		September 30,
	2010	2009	2010	2009
Net income (loss)	$22,784	$(9,322)	$69,443	$32,808
Add:
Interest expense (1)	1,933	2,504	6,215	8,981
Provision for income taxes	13,902	11,648	44,044	39,786
Share-based compensation	1,878	1,773	5,912	4,708
Equity (earnings) losses in unconsolidated investments, net of tax (2)	(15)	27,312	(117)	28,641
Goodwill impairment	-	310	-	310
Depreciation	2,263	2,272	6,732	6,764
Amortization (3)	507	415	1,465	1,292
Adjusted EBITDA	$43,252	$36,912	$133,694	$123,290

(1)	Shown net of interest income and includes amortization of deferred financing costs as discussed below.
(2)	Tax related to our equity losses is disclosed in the table below as Income tax benefit on equity losses.
(3)
Excludes amortization of deferred financing costs of $130 and $150 for the three months ended September 30, 2010 and September 30, 2009, respectively, and $362 and $580 for the nine months ended September 30, 2010 and September 30, 2009, respectively.  This non-cash expense is included in Interest expense, net on the Consolidated Statements of Income.

The table below presents a reconciliation of Adjusted EBITDA to net cash provided by operating activities.

(Unaudited)	Three Months Ended		Nine Months Ended
(In thousands)	September 30,		September 30,
	2010	2009	2010	2009
Adjusted EBITDA	$43,252	$36,912	$133,694	$123,290
Add:
Interest expense, net of interest income	(1,803)	(2,354)	(5,853)	(8,401)
Provision for income taxes	(13,902)	(11,648)	(44,044)	(39,786)
Income tax benefit on equity losses	-	522	-	1,423
Excess tax benefits on share-based compensation	(169)	(1,587)	(1,271)	(2,194)
Other	(3,759)	(1,071)	(7,673)	(5,471)
Change in operating assets and liabilities	12,908	30,690	(9,611)	18,214
Net cash provided by operating activities	$36,527	$51,464	$65,242	$87,075